                                  EXHIBIT 23.5
                            CONSENT OF FULLER LANDAU

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of SITEL Corporation on Form S-3 of our report dated May 16, 1996 on our audit of the financial statements of C.T.C. Canadian Telephone Corporation as at January 31, 1996 and for the nine months then ended and of our report dated May 17, 1996 on our audit of the financial statements of 2965496 Canada Inc. as at January 31, 1996 and for the nine months then ended, which reports appeared in and were incorporated by reference from pages F-95 and F-103 of the Proxy Statement of SITEL Corporation filed July 29, 1996.

                                          FULLER LANDAU
                                          Chartered Accountants

Montreal, Quebec
September 24, 1996